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                                                                 EXHIBIT 10.3(3)

                            [LETTERHEAD OF METLIFE]


November 12, 1996

Chart House, Inc.
115 South Acacia Avenue
Solana Beach, CA  92075

Attention:  William R. Kuntz, Jr.
            Executive Vice President and Chief Financial Officer

Gentlemen:

Reference is hereby made to (x) the Note Purchase and Guarantee Agreement, dated as of December 30, 1993 (as amended, the "6.69% Note Agreement"), among Chart House, Inc. (the "Company"), the Guarantors and Metropolitan Life Insurance Company ("MetLife"), pursuant to which the Company issued its 6.69% Senior Secured Notes due 2001 (as amended, the "6.69% Notes"), and (y) the Amended and Restated Note Purchase and Guarantee Agreement, dated as of December 30, 1993 (as amended, the "10.40% Note Agreement" and, collectively with the 6.69% Note Agreement, the "Note Agreements"), among the Company, the Guarantors and MetLife, pursuant to which there is outstanding the Company's 10.40% Senior Secured Notes due 2000 (as amended, the "10.40% Notes" and, collectively with the 6.69% Notes, the "Notes"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreements.

As holder of the Notes and party to the Note Agreements, MetLife hereby consents and agrees that, effective as of the Effective Date (as hereinbelow defined) or, in the case of paragraphs d) and e) below, as of June 30, 1997 and July 2, 1997, respectively:

     a) the Events of Default existing under the Note Agreements by virtue of the Company's failure to have been in compliance with (S)(S)7.7 and 7.31 thereof as of September 30, 1996 are hereby waived;
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     b)  the due date for (i) the $3,000,000 mandatory principal prepayment with respect to the 6.69% Notes otherwise payable on January 2, 1997 pursuant to
(S)4.2 of the 6.69% Note Agreement, and (ii) the $3,000,000 mandatory principal prepayment with respect to the 10.40% Notes otherwise payable on July 24, 1997 pursuant to (S)4.2 of the 10.40% Note Agreement, shall in each case be extended (and (S)4.2 of the respective Note Agreements shall be deemed amended mutatis mutandis to reflect such extension) until the date which is the
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earlier of (x) October 1, 1997 and (y) the date of execution of an agreement by the Company effecting a refinance of all or a portion of the Company's indebtedness to the Banks or any thereof under the Bank Agreement, provided that nothing in this paragraph b) shall affect the Company's obligation with respect to the payment of interest on the 6.69% Notes on January 2, 1997, and provided further that the Company's failure to make such mandatory principal prepayments with respect to the Notes, together with accrued interest thereon, on the earlier of the dates referred to in subclauses (x) and (y) above shall constitute an Event of Default under (S)(S)5.1(a) and/or (b) of the respective Note Agreements (after the applicable grace periods therein have expired);

     c) (S)(S)7.7 and 7.31 of the Note Agreements need not be complied with by the Company for the fiscal quarters ending December 30, 1996, March 31, 1997, June 30, 1997 and September 29, 1997, but such sections shall be complied with thereafter;

     d) the interest rate applicable to the 6.69% Notes shall be increased to 8.69% per annum, and the interest rate applicable to the 10.40% Notes shall be increased to 12.40% per annum, in each case from and after June 30, 1997, and the respective Note Agreements (including, without limitation, the first sentence of (S)4.1 of each thereof) and the respective Notes shall be deemed amended mutatis mutandis to reflect such increase;
        ------- --------

     e) the Interest Payment Dates applicable to the Notes shall be amended to be the second day of each month, commencing with July 2, 1997, and the Notes and the Note Agreements shall be deemed amended mutatis mutandis;
                                            ------- --------

     f) (S)7.4 of the Note Agreements shall be amended to read in its entirety as follows:

     "(S)7.4. Minimum Tangible Net Worth. The Parent and its Subsidiaries will
              --------------------------
     maintain at all times a Consolidated Tangible Net Worth of not less than
     (a) $51,700,000, plus (b) on a cumulative basis, the sum of (1) fifty percent (50%) of Consolidated Net Income for each fiscal quarter ending after January 1, 1997 with no deductions for losses plus (2) 100% of the net proceeds of the issuance of equity securities of the Parent issued on or after January 1, 1997.";

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     g) (S)7.6 of the Note Agreements shall be amended to read in its entirety as follows:

     "(S)7.6. Ratio of Consolidated Total Liabilities to Consolidated
              -------------------------------------------------------
      Tangible Net Worth. The Company will not permit the ratio of Consolidated
      ------------------
      Total Liabilities to Consolidated Tangible Net Worth to exceed 1.65:1 at any time.";

     h) (S)7.8 of the Note Agreements shall be amended to read in its entirety as follows:

     "(S)7.8. Capital Expenditures. The Company will not (a) make capital
              --------------------
     expenditures for any purpose other than maintenance and repair of existing properties and assets and for legally mandated improvements, or (b)permit the aggregate capital expenditures of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles (but exclusive of expenditures in respect of Capitalized Leases), to exceed (i) $12,000,000 in the 1996 calendar year or
     (ii) $4,000,000 in the nine-month period beginning January 1, 997 and ending September 30, 1997 or (iii) $0 thereafter;

     i) a new (S)(S)7.32 shall be added to the Note Agreements to read in its entirety as follows:

     "(S)7.32. Minimum EBITDA. The Company will not permit EBITDA of the Company and its consolidated Subsidiaries to be less than:

     For the Fiscal Quarter Ending           Required EBITDA
     -----------------------------           ---------------

     December 30, 1996                       $2,400,000

     March 31, 1997                          $2,400,000

     June 30, 1997                           $3,800,000

     September 29, 1997                      $4,400,000

     For purposes of this (S)7.32 the term 'EBITDA' shall mean for each fiscal quarter the sum of (a) net income (or net loss), including, without limitation, those terms Agreement interest income on the Florida Note and the CA/AZ Note (as those terms are defined in that certain Consent to Disposition and Agreement for Substitution of Collateral dated as of May 14, 1996), plus

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     (b) all amounts treated as expenses for interest, amortization, depreciation, taxes (to the extent included in the determination of net loss)) and other non-cash charges for such fiscal quarter.";

     (j) (S)10 of the Note Agreements is hereby amended to insert, in correct alphabetical order, a new definition of "Consolidated Tangible Net Worth" to read in its entirety as follows:

     "Consolidated Tangible Net Worth shall mean the Consolidated total assets
      -------------------------------
      of the Parent and its Subsidiaries (exclusive of equity investments in Subsidiaries and other Persons, notes receivable from affiliates (other than the CA/AZ Note, as defined in that certain Consent to Disposition and Agreement for Substitution of Collateral dated as of May 14, 1996), goodwill, patents, trademarks, trade names, organization expense, treasury stock, unauthorized debt discount and premium, deferred charges and other intangibles) less Consolidated Total Liabilities.";

     (k) the Company may sell the assets of Islands Florida LP (in which Big Wave is a limited partner) located in Florida and other personal property assets of the Company and its Subsidiaries with an aggregate net book value not to exceed $1,000,000 (and MetLife hereby agrees to execute and deliver (at no cost or expense to MetLife) such documents, instruments and agreements as may be requested by the Company to release any lien, charge or interest of MetLife in the subject sale assets), provided that (i) at the date of consummation of the proposed sale and both before and after giving effect thereto there will not exist a Default or an Event of Default, (ii) no later than five (5) Business Days prior to the date of consummation of the proposed sale the Company will deliver to MetLife a detailed description of the terms and conditions of the proposed sale and such other information relating thereto as the Company furnishes to the Agent (as defined in the Bank Agreement) or any of the Banks or as MetLife may reasonably request, (iii) the sale is to an independent unrelated third party for the fair market value of the subject personal property assets and (iv) any Net Proceeds received by the Company or any Subsidiary with respect to any asset sale (including, without limitation, the assets the sale of which is permitted by this paragraph k)) which are used to reduce the Banks' commitment to make Loans (as defined in the Bank Agreement) shall be used to prepay the Notes and the Loans on a pro rata basis;
                                    --- ----

     (l) if the Company, in its reasonable business judgment and in accordance with customary accounting practices, elects to write-off certain of its assets, the financial covenants set forth in the Note Agreements shall automatically be deemed modified to accommodate up to $1,000,000 in the aggregate of such write-offs, provided that the Company shall deliver to MetLife at reasonable intervals a description of such write-offs;

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    (m) (S)7.9 of the Note Agreements shall be deemed amended mutatis mutandis
                                                              ------- --------
to provide for the simultaneous delivery by the Company to MetLife of all financial and other reports which the Company shall at any time deliver to the Agent or the Banks under or in connection with the Bank Agreement; and

    (n) (S)7.21 of the Note Agreements shall be amended to read in its entirety as follows:

          "(S)7.21. Distributions. Neither the Company nor any Guarantor will or
                    -------------
          will permit any of its Subsidiaries to make any Distributions, other than distributions from any Subsidiary of the Parent to any Guarantor, except that the Parent may make Distributions consisting of non-dividend paying preferred stock if no Default or Event of Default then exists or would result therefrom."

By their execution hereof, the Company and each of the Guarantors affirms and agrees that (a) the execution and delivery by such Persons of, and the performance of their respective obligations under, this consent and agreement shall not in any way amend, impair, invalidate or otherwise affect any of such Person's obligations or the rights, remedies and powers of MetLife under the Loan Documents, including, without limitation, the Security Documents, as the same are amended hereby, and (b) all Loan Documents remain in full force and effect.

By their execution hereof, each of the Company, the Parent and Big Wave, severally and independently as to itself only, represents and warrants that at the date hereof and at and as of the Effective Date:

     (a) Except to the extent such were by their terms made solely as of a prior date, the representations and warranties of such party contained in the Loan Documents are accurate and complete in all material respects.

     (b) The execution and delivery by such party of this consent and agreement and the performance by such party of its obligations hereunder are within the corporate power of such party, have been (or as of the Effective Date will be) duly authorized by all necessary corporate action and do not and will not (1) contravene any provision of such party's charter, other incorporation papers, by-laws or any stock provisions, or any amendment thereof, (2) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of such parties (except the security interest and lien in favor of Sanwa, as Security Agent for the benefit of the Secured Parties (as such terms are defined in the Company

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Security Agreement) on the Substitute Collateral (as defined in that certain
Consent to Disposition and Agreement for Substitution of Collateral, dated as of May 14, 1996)) under any agreement, deed of trust, indenture, mortgage or other instrument to which such party is a party or by which any of its properties are bound, (3) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (4) require any waiver, consent or approval of any Person other than such as have been obtained and copies of which have been provided to MetLife, or (5) require any approval, consent, order, authorization or license by, or giving of notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of law, except those actions which have been taken or will be taken prior to the Effective Date.

     (c) This consent and agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

     (d) No Default or Event of Default has occurred or is continuing (other than Events of Default which are waived hereunder) or will occur as a result of
(1) the execution and delivery of this consent and agreement, or (2) the consummation of the transactions contemplated hereby.

This consent and agreement shall become effective upon the date (the "Effective Date") upon which there shall have been delivered to MetLife each of the following:

     (a) a copy or counterpart copies of this consent and agreement, duly executed by the Company and the Guarantors;

     (b) a duly executed copy of a Fifth Amendment to Credit Agreement from the Banks, substantially in the form of Annex 1 hereto, which Fifth Amendment to Credit Agreement shall be in full force and effect;

     (c) evidence satisfactory to MetLife that the Banks and the Agent in providing the Fifth Amendment to Credit Agreement referred to above have not received and will not receive any compensation therefor, by way of amendment or waiver fee or otherwise, or if in fact the Banks and the Agent have received or will receive such compensation, an equivalent payment is made to MetLife;

     (d) a counterpart of this consent and agreement, acknowledged and agreed to by the Agent and the Banks; and

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

     (e) from each of Big Wave, the Company and the Parent, certified copies of such corporate resolutions and authorizations as are furnished to the Agent or the Banks or as MetLife may reasonably request.

Notwithstanding anything to the contrary contained herein, this consent and agreement shall become effective only if no material adverse change in the Company's financial condition or prospects, as determined in MetLife's discretion, shall have occurred during the period from September 30, 1996 to the Effective Date.

In the event the Effective Date shall not have occurred on or before November 15, 1996, then this consent and agreement shall, at the election of MetLife, as evidenced by written notice of such election delivered by MetLife to the Company, terminate and be of no further force or effect. By its execution hereof, the Company agrees to promptly notify MetLife if the Fifth Amendment to Credit Agreement referred to above is terminated pursuant to paragraph 10 thereof.

The representations, warranties, covenants and agreements of the Company, the Parent and Big Wave set forth herein shall survive the Effective Date.

This consent and agreement shall be governed by and construed in accordance with the laws of the State of New York.

This consent and agreement may be executed in counterparts and such counterparts shall, when taken together, constitute one and the same agreement.

Very truly yours,


METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Jacqueline D. Jenkins
   -------------------------------


ACKNOWLEDGED AND AGREED TO
this 13th day of November, 1996.

CHART HOUSE, INC.

By: /s/ WILLIAM R. KUNTZ, JR.
   ____________________________
Name:  William R. Kuntz, Jr.
     __________________________
Title: Executive Vice President
      _________________________

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

CHART HOUSE ENTERPRISES, INC.

By: /s/ WILLIAM R. KUNTZ, JR.
    _____________________________
Name:   William R. Kuntz, Jr.
     ____________________________
Title:  Executive Vice President
      ___________________________

BIG WAVE, INC.

By: /s/ WILLIAM R. KUNTZ, JR.
    _____________________________
Name:   William R. Kuntz, Jr.
     ____________________________
Title:  Vice President
      ___________________________

SANWA BANK CALIFORNIA
as Agent and Security Agent

By: /s/ DAVID L. BEALL
    _____________________________
Name:   David L. Beall
     ____________________________
Title:  Vice President
      ___________________________

SANWA BANK CALIFORNIA

By:  /s/ DAVID L. BEALL
    _____________________________
Name:    David L. Beall
     ____________________________
Title:   Vice President
      ___________________________

THE FIRST NATIONAL BANK OF BOSTON

By:  /s/ THOMAS F. FARLEY, JR.
    _____________________________
Name:    Thomas F. Farley, Jr.
     ____________________________
Title:   Director
      ____________________________

THE SUMITOMO BANK OF CALIFORNIA

By: /s/ MATTHEW R. VAN STEENHUYSE
    _____________________________
Name:   Mathew R. Van Steenhuyse
     ____________________________
Title:  Vice President
      ___________________________

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